UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2013 (September 30, 2013)

Emdeon Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-182786	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, Emdeon Inc. (the “Company”) announced that George I. Lazenby, IV resigned from his positions as President and Chief Executive Officer and as a member of the Board of Directors of the Company.

The Company also announced that Neil E. de Crescenzo has been appointed as President and Chief Executive Officer of the Company and as a director of the Company’s Board of Directors, succeeding Mr. Lazenby.

Additional information about the management changes described above is included in the Company’s press release issued on September 30, 2013, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Lazenby’s Separation Agreement

In connection with his resignation, Mr. Lazenby entered into a separation agreement with the Company on October 4, 2013 which includes the terms summarized below. All payments and benefits are subject to Mr. Lazenby’s non-revocation of a release of claims in favor of the Company and Mr. Lazenby’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality covenants contained in his employment agreement.

Under the terms of the separation agreement, Mr. Lazenby will receive the following benefits:

•	$2,400,000 payable in equal installments over twenty-four months;

•	payment of Mr. Lazenby’s annual bonus in respect of the 2013 year based on actual performance as though Mr. Lazenby remained employed with the Company through the payment date of the annual bonus; and

•	a lump sum cash payment equal to $26,349 representing the cost of obtaining medical, dental and vision insurance under COBRA for eighteen months.

In addition, under the terms of the separation agreement, Mr. Lazenby’s outstanding stock options to purchase shares of the Company’s parent company, Beagle Parent Corp. (“Parent”), common stock under Parent’s equity plan will be treated as follows:

•	Mr. Lazenby intends to exercise his 1,350 vested options with an exercise price of $250 per share, which Mr. Lazenby received pursuant to the Option Rollover Agreement dated as of November 2, 2011, between Parent and Mr. Lazenby, and Parent, pursuant to Parent’s stockholders’ agreement, intends to exercise its right to repurchase such shares approximately six months after the exercise of the options for the fair market value on the date of repurchase;

•	3,000 of Mr. Lazenby’s time-vesting options with an exercise price of $1,000 per share will be vested and remain outstanding until the third anniversary of the date of his termination;

•	1,500 of Mr. Lazenby’s options with an exercise price of $1,000 per share, which vest on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and has received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least 2.0 times Blackstone’s cumulative invested capital (measured on a per Parent share basis) in Parent (the “2x MOIC Hurdle”) or (ii) sufficient to result in an annual internal rate of return on Blackstone’s cumulative invested capital in Parent of at least 20% (the “20% IRR Hurdle”) will remain outstanding and eligible to vest at any time prior to the third anniversary of the date of termination; and

•	1,500 of Mr. Lazenby’s options with an exercise price of $1,000 per share, which vest on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and has received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least 2.5 times Blackstone’s cumulative invested capital (measured on a per Parent share basis) in Parent (the “2.5x MOIC Hurdle”) or (ii) sufficient to result in an annual internal rate of return on Blackstone’s cumulative invested capital in Parent of at least 25% (the “25% IRR Hurdle”) will remain outstanding and eligible to vest at any time prior to the third anniversary of the date of termination.

Except as described above, all of Mr. Lazenby’s other options expired as of the date of termination.

Mr. de Crescenzo’s Employment Agreement and Equity Arrangements

In connection with Mr. de Crescenzo’s appointment as President and Chief Executive Officer of the Company, the Company entered into an employment agreement with Mr. de Crescenzo, effective September 30, 2013. Mr. de Crescenzo’s employment agreement does not have a specified term.

Compensation Arrangements

Mr. de Crescenzo’s employment agreement also includes the terms summarized below:

•	base salary at an annual rate of $700,000;

•	target annual bonus award of 100% of base salary (and a maximum bonus award of 200% of base salary), based upon performance goals to be established by the Company’s board of directors on an annual basis (for 2013, Mr. de Crescenzo shall receive a pro-rated bonus at his target bonus level);

•	reimbursement of reasonable costs associated with his relocation, including six months of temporary housing costs of up to $30,000, and an allowance to establish a permanent residence of up to $25,000;

•	participation in the Company’s employee benefit plans; and

•	reimbursement of reasonable fees and expenses of legal counsel for Mr. de Crescenzo (not to exceed $30,000) incurred in connection with the negotiation of the employment agreement.

Termination and Other Provisions

Generally, either party may terminate Mr. de Crescenzo’s employment at any time, but Mr. de Crescenzo must provide 30 days’ advance written notice to the Company of his resignation.

Pursuant to the terms of Mr. de Crescenzo’s employment agreement, if Mr. de Crescenzo’s employment is terminated without “cause” by the Company, by him as a result of a resignation for “good reason”, or in the event of death or permanent disability, in addition to certain accrued amounts, Mr. de Crescenzo will be entitled to receive:

•	continuation of his base salary for a period of two years,

•	installment payments over two years equal to two times his annual target bonus; and

•	a lump sum amount equal to the portion of health insurance premium that the Company would have paid for active employees with similar coverage for a period of 18 months.

The amounts payable to Mr. de Crescenzo upon a termination of employment described above are subject to Mr. de Crescenzo providing a release of all claims to the Company. Furthermore, the severance payments and benefits are contingent upon Mr. de Crescenzo’s continued compliance with the non-competition, non-solicitation, non-disparagement and confidentiality covenants contained in his employment agreement. The confidentiality covenant has an indefinite term, and the non-competition, non-solicitation and non-disparagement covenants each have a term effective both during employment and for twenty-four months following a termination of his employment.

Equity Arrangements

In connection with his employment, on September 30, 2013, Parent granted Mr. de Crescenzo stock options to purchase an aggregate of 20,000 shares of Parent common stock under Parent’s equity plan. The option awards are divided into four tranches as follows:

•	10,000 Tier 1 time-vesting options, which have an exercise price per share equal to $1,020 (the grant date fair market value as determined by Parent) and vest in equal 20% annual installments on the first through the fifth anniversary of the date of grant, subject to the optionee’s continued employment through each vesting date;

•	2,500 Tier 2 time-vesting options, which have an exercise price of $2,500, and vest in equal 20% annual installments on the first through the fifth anniversary of the date of grant, subject to the optionee’s continued employment through each vesting date;

•	3,750 2x exit-vesting options, which have an exercise price per share equal to $1,020, and vest, subject to the optionee’s continued employment through the vesting date, on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and shall have received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least the 2x MOIC Hurdle or (ii) sufficient to meet the 20% IRR Hurdle; and

•	3,750 2.5x exit-vesting options, which have an exercise price per share equal to $1,020, and vest, subject to the optionee’s continued employment through the vesting date, on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and shall have received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least the 2.5x MOIC Hurdle or (ii) sufficient to meet the 25% IRR Hurdle.

These options include acceleration of vesting features in connection with a change of control (as defined in Parent’s stockholders’ agreement). All outstanding unvested (i) Tier 1 and Tier 2 time-vesting options will vest in full to the extent not previously forfeited; (ii) 2x exit-vesting options will become fully vested if either the 2x MOIC Hurdle or the 20% IRR Hurdle is satisfied in connection with the change of control; and (iii) 2.5x exit-vesting options will become fully vested if either the 2.5x MOIC Hurdle or 25% IRR Hurdle is satisfied in connection with the change of control.

In addition, Mr. de Crescenzo will be permitted to purchase up to $1,000,000 of fully vested common stock of Parent at a purchase price of $1,020 per share, with the purchase price payable in cash in immediately available funds no later than 90 days following the effective date of his employment agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: October 4, 2013	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated September 30, 2013